EX. 99.28(h)(2)(iv)

Amendment to

Amended and Restated Transfer Agency Agreement

Between JNL Variable Fund LLC and Jackson National Asset Management, LLC

This Amendment is by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Fund and JNAM entered into an Amended and Restated Transfer Agency Agreement dated February 28, 2012, as amended effective April 29, 2013 and September 16, 2013 (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate fund of shares (each a “fund”) of the Fund.

Whereas, the following fund merger has been approved by the Board of Managers of the Fund and the Board of Trustees of JNL Series Trust (“JNLST”):

-	JNL/Mellon Capital NYSE® International 25 Fund of the Fund is being merged into the JNL/Mellon Capital International Index Fund of JNLST.

Whereas, pursuant to the merger outlined herein-above, the parties have agreed to amend Schedule A of the Agreement to remove the JNL/Mellon Capital NYSE® International 25 Fund.

Now Therefore, the parties hereby agree to amend the Agreement as follows:

Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 15, 2014, attached hereto.

In Witness Whereof, the parties have caused this Amendment to be executed as of executed as of this 6th day of June 2014, effective September 15, 2014.

Attest:	JNL Variable Fund LLC

/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
Norma M. Mendez	Name:	Kristen K. Leeman
	Title:	Assistant Secretary

Attest:	Jackson National Asset Management, LLC

/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
Norma M. Mendez	Name:	Mark D. Nerud
	Title:	President and CEO

Schedule A
Dated September 15, 2014

Funds
JNL/Mellon Capital Dow SM 10 Fund
JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital 25 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital Value Line® 30 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital JNL Optimized 5 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1